Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y and Investor Class shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y and Investor Class shares Statement of Additional Information and to the incorporation by reference of our report, dated January 6, 2006, on the financial statements and financial highlights of Pioneer Small Cap Value Fund included in the Annual Report to the Shareowners for the year ended November 30, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 333-18639) of Pioneer Small Cap Value Fund.


                                                         /s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2006